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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 25, 1996

                Date of Report (Date of earliest event reported)

                               ANDROS INCORPORATED

             (Exact name of registrant as specified in its charter)

     DELAWARE                        0-11062                       94-1674541
(State or Other Jurisdiction  (Commission File Number)           (IRS Employer
Identification No.)                                            of Incorporation)

                               2332 FOURTH STREET
                        BERKELEY, CALIFORNIA  94710-2402

          (Address of principal executive offices, including zip code)

                                 (510) 849-5700

              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)


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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

     (a) Pursuant to the agreement and plan of merger, dated as of February 14, 1996 (the "Merger Agreement"), among Andros Incorporated, a corporation organized under the laws of the State of Delaware (the "Company" or the "Registrant"), Andros Acquisition Inc., a corporation organized under the laws of the State of Delaware ("Purchaser") and a direct wholly owned subsidiary of Andros Holdings Inc., a corporation organized under the laws of the State of Delaware ("Parent") and formed at the direction of Genstar Capital Partners II, L.P., a limited partnership organized under the laws of the State of Delaware ("GCP II"), the sole general partner of which is Genstar Capital LLC, a limited liability company organized under the laws of the State of Delaware ("GCLLC"), and Parent, Purchaser commenced a cash tender offer (the "Offer") on February 21, 1996 for all outstanding shares of common stock, par value $.01 per share (the "Shares"), of the Company at a price of $18.00 per Share, net to the seller in cash. The Offer was made pursuant to an Offer to Purchase, dated February 21, 1996 (the "Offer to Purchase"), the related Letter of Transmittal and the Merger Agreement. The Offer expired at 5:00 p.m., New York City time, on March 25, 1996, and as of 5:01 p.m., New York City time, on such date Purchaser accepted for payment 2,765,192 Shares validly tendered pursuant to the Offer and not withdrawn, representing approximately 58% of the total number of the then outstanding Shares.

     The consummation of the Offer and the acceptance for payment by Purchaser of the Shares validly tendered pursuant thereto and not withdrawn was announced in a press release of GCP II dated March 26 , 1996, a copy of which was filed as Exhibit (a)(10) to Amendment No. 3 (Final Amendment), dated March 26, 1996 (the "Final Amendment"), to the Tender Offer Statement on Schedule 14D-1, dated February 21, 1996 (the "Schedule 14D-1"), as amended, filed by Parent and Purchaser in connection with the Offer, and which press release is incorporated herein by reference.

     Pursuant to the Merger Agreement, the Company agreed to cause a special meeting (the "Special Meeting") of the stockholders of the Company to be duly called and held as soon as reasonably practicable following consummation of the Offer for the purpose of voting on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the merger (the "Merger") of Purchaser into the Company. The Merger Agreement provides that in connection with the Special Meeting the Company shall promptly prepare and file with the the Securities and Exchange Commission (the "Commission"), use all reasonable efforts to have cleared by the Commission and thereafter mail to its stockholders as promptly as practicable a Proxy Statement with respect to the Special Meeting. The Company has agreed, subject to the fiduciary duties of the board of directors of the Company (the "Board") as advised by counsel, to include in the Proxy Statement the recommendation of the Board that the stockholders of the Company approve and adopt the Merger Agreement and the transactions contemplated thereby and to use all reasonable efforts to obtain such approval and adoption.

     Under the General Corporation Law of the State of Delaware (the "General Corporation Law"), the affirmative vote of the majority of the issued and outstanding Shares, present in person or represented by proxy at the Special Meeting and entitled to vote thereon, is required to adopt and approve the Merger Agreement and the transactions

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contemplated thereby.  Purchaser owns in the aggregate 2,765,192 Shares, representing approximately 58% of the outstanding Shares, and therefore has sufficient voting power to adopt and approve the Merger Agreement and the transactions contemplated thereby without the vote of any other stockholder of the Company. Pursuant to the Merger Agreement, Parent has agreed to cause Purchaser to vote all Shares beneficially owned thereby in favor of adoption and approval of the Merger Agreement and the Merger. Under the General Corporation Law and the certificate of incorporation of the Company, no action will be required by stockholders of the Company (other than Purchaser) to effect the Merger.

     The Merger will be consummated as soon as practicable following the Special Meeting on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which at the effective time of the Merger
(i) the Company will continue as the surviving corporation (the "Surviving Corporation") and will become a direct wholly owned subsidiary of Parent and
(ii) each Share issued and outstanding (other than Shares held by Purchaser, Parent or the Company, or any direct or indirect subsidiary of any of them, and Shares held by stockholders of the Company who perfect appraisal rights under the General Corporations Law) will be converted into the right to receive $18.00 net per Share in cash, without interest (the "Merger Consideration").

     The total amount of funds required by Purchaser to consummate the Offer and the Merger and to pay fees and expenses related thereto is estimated by Purchaser to be approximately $94.8 million.

     On March 25, 1996, Purchaser entered into (i) a definitive credit agreement (the "Credit Agreement") with Banque Paribas, The Bank of Nova Scotia and certain other financial institutions as lenders thereunder (collectively, the "Banks"), and (ii) a definitive senior subordinated loan agreement (the "Loan Agreement") with BG Services Limited, a corporation organized under the laws of Guernsey ("BG Services"), substantially on the terms set forth in Section 9 ("Financing of the Offer and the Merger") on pages 14-25 of the Offer to Purchase, a copy of the form of which is attached as Exhibit (a)(1) to the
Schedule 14D-1 and which Section 9 is incorporated herein by reference. Copies of substantially final forms of the Credit Agreement and the Loan Agreement are attached as Exhibits (b)(3) and (b)(4), respectively, to the Final Amendment.

     Purchaser obtained the funds required to purchase the 2,765,192 Shares purchased pursuant to the Offer (approximately $49.8 million), to pay certain fees related to the Offer (approximately $6.1 million) and to pre-fund interest on the loans made under the Credit Agreement (approximately $0.7 million) from
(i) the proceeds of the sale of shares of common stock, par value $.01 per share, of Parent to GCP II for an aggregate of approximately $17.0 million,
(ii) the proceeds of loans from the Banks to Purchaser pursuant to a senior term loan facility (the "Tender Offer Facility") under the Credit Agreement in an aggregate amount of approximately $24.8 million and (iii) the proceeds of loans from BG Services to Purchaser under the Loan Agreement in an aggregate amount of approximately $15.0 million.

     Purchaser expects to obtain the funds required to pay the Merger Consideration for the outstanding Shares converted into the right to receive such payment pursuant to the Merger (approximately $33.5 million), to cash-out Options pursuant to the Merger (approximately $4.3 million), to repay indebtedness of the Surviving Corporation under the Tender Offer Facility (approximately $24.8 million), and to pay certain other fees and expenses related to the Offer and the Merger (approximately $1.1 million) from (i) the proceeds of loans from the Banks to the Surviving Corporation pursuant to a senior term loan facility and a revolving credit facility under the Credit Agreement in an aggregate amount of approximately $38.7 million and
(ii) approximately $25.0 million of Company cash on hand.

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     Upon consummation of the Offer on March 25, 1996, three members of the
Board resigned and three new directors nominated by Purchaser--Richard D. Paterson, Mark E. Bandeen and Jean-Pierre L. Conte--were appointed to the Board. Subsequently on March 25, 1996, the Board, by duly adopted resolutions thereof, increased the number of directors constituting the Board from five to six and appointed an additional director nominated by Purchaser--Daniel J. Boverman--to the Board. Information with respect to each new director is included in
Schedule I to the Solicitation/Recommendation Statement on Schedule 14D-9, dated February 21, 1996 (the "Schedule 14D-9"), filed by the Company in connection with the Offer. The directors who resigned from the Board are Dane Nelson, John
M. Huneke and Karl H. Schimmer, M.D. Two independent directors -- Eugene Kleiner and Robert C. Wilson -- remain on the Board.

     (b) In connection with the Credit Agreement and the loans made by the Banks to Purchaser thereunder, Purchaser has pledged all of the shares owned thereby to the Banks. In the event the Banks were to foreclose their security interest in the Shares, a change of control with respect to the Company would result. To the knowledge of the Company there are no other arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  EXHIBITS.


  Exhibit No.                           Description
  -----------                           -----------

     99.1 Agreement and Plan of Merger, dated as of February 25, 1996, among the Company, Purchaser and Parent (incorporated herein by reference to Exhibit 1 to the Schedule 14D-9).

     99.2 Press release, dated March 26, 1996, by GCP II regarding completion of the Offer (incorporated herein by reference to Exhibit (a)(10) to the Final Amendment).

     99.3 Section 9 ("Financing of the Offer and the Merger") on pages 14-25 of the Offer to Purchase (incorporated herein by reference to Exhibit (a)(1) to the Schedule 14D-1).

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANDROS INCORPORATED


Dated:  April 5, 1996                   By:  \s\  DANE NELSON
                                           -------------------------------
                                           Dane Nelson
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX


  Exhibit No.                      Description
  -----------                      -----------

     99.1 Agreement and Plan of Merger, dated as of February 25, 1996, among the Andros Incorporated, Andros Acquisition Inc. and Andros Holdings Inc. (incorporated herein by reference to Exhibit 1 to the Solicitation/ Recommendation Statement of the Company on Schedule 14D-9, dated February 21, 1996).

     99.2 Press release, dated March 26, 1996, by Genstar Capital Partners II, L.P. regarding completion of the Offer (incorporated herein by reference to Exhibit (a)(10) to Amendment No. 3 (Final Amendment), dated March 26, 1996, to the Tender Offer Statement of Andros Acquisition Inc. and Andros Holdings Inc. on Schedule 14D-1, dated February 21,
                    1996).

     99.3 Section 9 ("Financing of the Offer and the Merger") on pages 14-25 of the Offer to Purchase, dated February 21, 1996, of Andros Acquisition Inc. (incorporated herein by reference to Exhibit (a)(1) to the Tender Offer Statement of Andros Acquisition Inc. and Andros Holdings Inc. on Schedule 14D-1, dated February 21, 1996).